UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1. PRE-EFFECTIVE AMENDMENT 2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KILLER WAVES HAWAI’I, INC
(Exact name of registrant as specified in its charter)

Nevada	7900	47-1950356
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

PO Box 731,
Lawai, HI 96765
Phone: (808) 635-0074
(Address, including zip code, and telephone number including area code, of registrant's principal executive offices)

Parsons/Burnett/Bjordahl/Hume, LLP 10655 NE 4th  St., Suite 801
Bellevue, WA 98004
Phone: (425) 451-8036 Fax: (425) 451-8568
(Name, address, including zip code, and telephone number, including area code, of agent for service)
`
As soon as practicable after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [X]

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock $0.001 par value to be sold by the selling shareholders	3,720,000	$0.02	$74,400	$7.49

(1)	Calculated pursuant to Rule 457(a) of the Securities Act of 1933.
(2)	This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was $0.001 and $0.005 per share for 5,000,000 and 7,000,000 shares, respectively, to an officer and $0.01 per share for 3,720,000 shares to unaffiliated investors.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
KILLER WAVES HAWAI’I, INC.

3,720,000 Shares of Common Stock
$0.02 per share
The date of this prospectus is ___________ , 2015

This is our initial public offering of common stock of Killer Waves Hawai’i, Inc., a Nevada corporation (“we,” “us,” “our,” or the “Company”). We are registering a total of 3,720,000 shares of our common stock for sale by the selling shareholders. No shares are being registered for sale by the Company. There is no guarantee that a public market will ever develop and you may be unable to sell your shares.  All offering expenses are being paid for from cash on hand.

The selling shareholders will sell their shares at a price per share of $0.02 for the duration of this Offering, or until our shares are quoted on the OTC Markets, and thereafter at prevailing market prices or in privately negotiated transactions. We will not receive any proceeds from the sale of the 3,720,000 shares sold by the selling shareholders. Selling shareholders will receive proceeds of $0.02 per share sold. If all shares being offered by the selling shareholders are sold, selling shareholders will receive net proceeds of $ 74,400. The Company will not receive funds from the sale of shares being offered by selling shareholders. This secondary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus.

Before this offering, there has been no public market for our shares of common stock. We will attempt to have our shares of common stock quoted on the OTC Markets following this offering. No assurance can be given that the shares will be quoted on the OTC Markets. To be quoted on the OTC Markets, a market maker must apply to make a market in our common stock. We have not engaged a market maker to date to file an application on our behalf and there is no guarantee that a market maker will file an application on our behalf.

Killer Waves Hawaii, Inc. has not yet commenced business operations. Any investment in the Shares offered herein involves a high degree of risk. You should only purchase Shares if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for Killer Waves Hawai’i, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we have nominal assets and nominal operations.  Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.  Specifically, Rule 144 would not be available for the resale of restricted securities by our stockholders until we have complied with the requirements of Rule 144(i).

An investment in these securities involves a high degree of risk.
Please carefully review the section titled "Risk Factors" beginning on page 9.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date and will be updated to the extent required by law.

Until ____, 2015, all dealers that effect transactions in these securities, whether or not participating in this  offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled "Risk Factors," regarding us and the common stock being sold in this offering.

Unless the context otherwise requires, references to "we," "us," "our", "Killer Waves Hawai’i", "Killer Waves", and "Company" are to Killer Waves Hawai’i, Inc., a Nevada corporation. We are an "emerging growth company" under the federal securities laws and will be subject to reduced public company reporting requirements.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

Killer Waves Hawai’i, Inc. was incorporated in the State of Nevada on September 24, 2014, and our fiscal year end is September 30. The Company has no revenues and has not started its proposed business as of the date of this offering. Any investment in these securities is highly speculative.

Our principal place of business is an office in the residence of our president, and is provided to the company at no cost.  Our mailing address is PO Box 731, Lawai, HI 96765, and our telephone number is 808-635-0074.

Killer Waves Hawaii intends to build a family waterpark in a state-of-the-art designed aquatic center in several locations throughout the Hawaiian Islands, with a vision to expand to other U.S. prime visitor destinations. Appealing to both local families and visitors alike, Killer Waves Hawaii will provide people with a park that includes water rides, pools, including a wave-machine surf pool, a lazy river, zipline, retail store, bar and restaurant.

The Company hopes to be able to deliver some of the longest and most exciting rides in the industry. We will create  a sustainable and green design (following LEED guidelines), using solar power wherever possible; utilizing natural water supplies and the unique topography and native plants of the Hawaiian Islands to create a one-of-a-kind water park. During the holiday season from November 1 to January 31, the waterpark will also feature a winter-themed area to focus on the holiday celebrations.

A.	Facilities will include
1.	Main Entry Lobby
2.	Retail Shop
3.	Food & Beverage Outlets: fast food outlet, beverage and ice cream kiosks, restaurant and lounge
4.	Event space for rent
5.	Lockers
6.	Outdoor Cabanas (10)
7.	Back of House Areas
8.	Mechanical Rooms
9.	Shower Area

B.	Outdoor Waterpark Features
1.	Pool Areas: Wave pool, Lazy River loop / adventure River
a.	Interactive tree house structure with tipping bucket
b.	Tots Activity Pool
c.	Whirlpool
2.	Rides and Attractions
a.	Surfing Machine
b.	Inner Tube Slide
c.	Family Raft Ride
d.	Body Slides and/or Multi-lane Racer Slides
e.	High Thrill Slides
f.	Aqua Climbing Wall

C.	Family Entertainment and Adventure Park
1.	Ropes Course and Adventure Trail
2.	Climbing Walls
3.	Climbing Nets
4.	Zipline
5.	Bouncing Inflatables

Killer Waves Hawai’i will generate revenues from a park entry fee estimated to be $39 per child and $59 per adult, as well as retail sales of branded logo, food and beverage sales, and hosted events for paying customers. Prices to rent space for events (e.g., birthday parties, anniversaries, receptions) will be $100 per hour. We are a development stage company and have not yet commenced business operations or generated any revenues.

The Company will utilize an onsite office but will keep employee count low by subcontracting grounds keeping, custodian services and life guard staff.

Barrier to entry in the industry is extremely high.  There are three competitors located in Hawai’i that provide the same services we propose to provide. Wet‘n Wild, a well-known waterpark center, is located on the island of Oahu and has been established on the island since 1999. Two hotels (Grand Wailea Hotel on Maui and Hilton Waikoloa Village on the Big Island) offer similar water park features such as water slides, free-form pools and lazy rivers. In addition to well-known, established competitors, the high cost of building and operating amusement parks, including utilities, employee pay and benefits, taxes, insurance, marketing expenses, administrative expenses, food, beverage, clothing for sale and ongoing maintenance is also a high barrier to entry in this industry.

We received our initial funding of $5,000 through the sale of 5,000,000 shares of common stock to an officer and director, Gordon Lett, on September 24, 2014. Our financial statements for the three months ended December 31, 2015 , the year ended September 30, 2015, and from inception (September 24, 2014) through the period ended September 30, 2014 report no revenues and a net loss of $13,826 ,  $47,490 and $1,075, respectively. Our independent auditors have issued an audit opinion for Killer Waves, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our officers and directors have other outside business activities, will not be taking a salary during the development of our businesses, and, as such, they will be devoting between 20-75% of their time, or 8-30 hours per week each to our operations. We feel that the time provided by management is sufficient to develop the business as we will also use outside sales and website development contractors when needed. Much of this time will be devoted to management  of sales, solidifying industry contacts, and overseeing outside contractors. We do not currently have any contracts or agreements in place with any outside sales or development contractors.

We believe it is advantageous to go public at this time, due to the potential to raise additional funds in the capital markets. As a public company, we believe we will have access to more financing options, as investors generally have greater liquidity to exit their investment. However, there are significant disadvantages to going public, including the possibility that liquidity in our market will not occur, there is no guarantee that we will be able to secure financing at rates favorable to us, and increased costs to be a public company. We anticipate this offering will cost $19,000 and we will incur $25,000 in professional fees to remain public in the next 12-months.

As of December 31, 2015, we had $15,907 of cash on hand. Our current monthly burn rate is approximately $3,000 per month.  If we are unable to raise additional capital, we expect to run out of cash by June 2016.

At present, we only have enough cash on hand to fund the completion of our Offering. In order to proceed with our business plan, we will have to find alternative sources of funds, like a second public offering, a private placement of securities or loans from our officers or third parties (such as banks or other institutional lenders). Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from  either money that we raise from our equity, or other alternative sources such as debt financing, we may be unable to continue to maintain, develop or expand our operations. We estimate that we will require $38,000 in additional funds over the next 12 months, for completion of our website, marketing costs, and for the costs of being a public company. We will not receive any proceeds from this Offering and we have no current plans for financing.

This is our initial public offering. We are registering a total of 3,720,000 shares of our common stock, for sale by the selling shareholders. The selling shareholders will sell their shares at a price per share of $ 0.02 until the securities are quoted for trading on the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices.

We will not receive any proceeds from the sale of any of the 3,720,000 shares offered by the selling shareholders. This secondary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1.	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

2.	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

3.	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non- convertible debt; or

4.	The date on which such issuer is deemed to be a 'large accelerated filer', as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.  These exemptions  are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.   As  a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The Offering

Following is a brief summary of this Offering. Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

Securities being offered	3,720,000 shares of common stock: which are being offered by the selling shareholders.
Offering price
$0.02 per share. The selling shareholders will sell their shares at a fixed price per share of $0.02 for the duration of this Offering, or until the securities are quoted for trading on the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices.

Offering period
The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus.

Net proceeds to us	We will not be receiving proceeds from the offering.
Securities Issued and outstanding	15,720,000 shares of common stock are issued and outstanding.
Registration costs
We estimate our total offering registration costs to be $19,000. If we experience a shortage of funds prior to funding, our directors have verbally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or loan funds to the Company.

Trading symbol
We will attempt to have our shares quoted on the OTCQB Markets following this offering. OTC Markets is a market for companies that are current in their reporting with the U.S. Securities and Exchange Commission. No assurance can be given by us that the shares will be quoted on the OTCQB.  To be quoted on the OTC Markets, a market maker must apply to make a market in our common stock. We have not engaged a market maker to date to file an application on our behalf and there is no guarantee that a market maker will agree to file an application on our behalf or, if filed, it will be approved.

Risk factors	Investing in our common stock involves a high degree of risk. Please refer to the "Risk Factors" section before making an investment in our common stock.

Our officers, directors, control persons and/or affiliates do not intend to purchase any Shares in this Offering. Our two executive officers and directors will own 76.3% of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following material risks, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Associated With Killer Waves Hawai’i, Inc.

Our chief executive officer, chief financial officer and principal accounting officer, and directors have no significant experience managing a public company and no meaningful financial reporting experience as it relates to public companies. Accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Our officers and directors have no significant experience managing a public company and no meaningful financial reporting experience as it relates to public companies, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill obligations, our ability to continue as a public company would be in jeopardy in which event you could lose your entire investment in our Company.

Our independent auditors have issued an audit opinion, which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history in the water park industry.

Our officers and directors have limited business experience related to water or amusement parks. Consequently, management will initially have to rely on the experience of third parties. Our future success will depend, amount other factors, upon whether our services can be sold at a profitable price and the extent to which consumers frequent our parks. There can be no assurance that our parks will gain wide acceptance in its targeted markets or that we will be able to effectively market our services. There can be no assurance that they will be successful in obtaining adequate assistance or cooperation from third parties at a cost consistent with the resources of the Company.

Additionally, our lack of public company experience could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our management has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements including establishing and maintaining internal controls over financials reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment.

We have no clients or customers. If we are unable to attract enough customers/clients to purchase services (and any products we may develop or sell) it will have a negative effect on our ability to continue to generate sufficient revenue from which we can operate or expand our business. The lack of sufficient revenues will have a negative effect on the ability of the Company to continue operations and it could force the Company to cease operations.

Some of our competitors have significantly greater financial and marketing resources than do we.

Some of our competitors have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful.

Because most of our competitors are not publicly reporting companies, their operating expenses are considerably lower.

Most of the companies with which we will be competing are not public companies. Killer Waves' responsibility to file reports with the SEC upon effectiveness of this registration statement means our basic operating expenses are much higher than those of our competitors. The added expense of being a public reporting company will make it more difficult for us to compete.

There is a risk of accidents occurring at amusement parks, which may reduce attendance and negatively impact our revenues.

The safety of our guests and employees is one of our top priorities.  Our water parks will feature thrill rides.  There  are inherent risks involved with these attractions, and an accident or a serious injury at any of our parks may result in negative publicity and could reduce attendance and result in decreased revenues. In addition, accidents or injuries at parks operated by our competitors could influence the general attitudes of amusement park patrons and adversely affect attendance at our water parks.

Waterparks have certain health challenges that could adversely affect its operation

The use of water for recreational purposes poses a number of health risks which depend on factors such as the nature of the hazard, the characteristic of the water body and the immune status of the user. Although evidence from outbreak reports and other epidemiological evidence have proven a link between adverse health effects and immersion in poor quality recreational water, the difficulties associated with attributing an infection to recreational water use are numerous and the majority of research in this field has focused on infections associated with the use of recreational waters resulting in minor, self-limiting symptoms. There are many unanswered questions regarding the severity and frequency of illness associated with recreational water use. It is plausible that more serious illnesses could result from the recreational use of water and this association has not yet been investigated to any great extent. A number of micro- organisms or their products are directly or indirectly associated with secondary health outcomes, and if future research shows a more direct link, it could adversely affect our business.

Bad or extreme weather conditions can adversely impact attendance at our parks, which in turn would reduce our revenues.

Because most of the attractions at our parks will be outdoors, attendance at our parks can be adversely affected by continuous bad or extreme weather and by forecasts of bad or mixed weather conditions, which would negatively affect our revenues.

The high fixed cost structure of amusement park operations can result in significantly lower margins if revenues decline.

When we develop our water parks, a large portion of our expenses will be relatively fixed because the costs for full- time employees, maintenance, utilities, advertising and insurance do not vary significantly with attendance. These fixed costs may increase at a greater rate than our revenues and may not be able to be reduced at the same rate as declining revenues. If cost-cutting efforts are insufficient to offset declines in revenues or are impractical, we could experience a material decline in margins, revenues, profitability and cash flows. Such effects can be especially pronounced during periods of economic contraction or slow economic growth.

Because our officers and directors have other outside business activities and will only be devoting between 20 -75% of their time, or 8-30 hours per week each to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Lett and Ms. Prosser. Mr. Lett and Ms. Prosser will devote up to 75%, or up to 30 hours per week.   Mr. Let and Ms. Prosser’s outside interests may deter from the development of Killer Waves. Mr. Lett is a Master Sales Executive at Marriot Worldwide Vacations and Ms. Prosser is a Disaster Recovery Specialist with the Department of Homeland Security. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current officers.

We currently are managed by two officers and we are entirely dependent upon them in order to conduct our operations. If they should resign or die, there will be no one to run Killer Waves Hawai’i, Inc., and the company has no Key Man insurance. If our current officers are no longer able to serve as such and we are unable to find other persons to replace them, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our controlling stockholders have significant influence over the Company.

As of January 31 , 2016, Gordon Lett, the Company's Chief Executive Officer owned 76.3% of the outstanding common stock.   As a result, Mr. Lett possesses significant influence over our affairs.   His stock ownership and relationships with members of our board of directors, of which Mr. Lett and Ms. Prosser are the only two, may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

One investor holds a controlling interest in our stock. As a result, the ability of minority shareholders to influence our affairs is extremely limited.

One investor, our President and Chief Executive Officer, owns a controlling interest in our outstanding common stock on a primary basis. As a result, he has the ability to control all matters submitted to the stockholders of the Company for approval (including the election and removal of directors). A significant change to the composition of our Board could lead to a change in management and our business plan.  Any such transition could lead to, among other things,   a decline in service levels, disruption in our operations and departures of key personnel, which could in turn harm our business.

Moreover, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could materially and adversely affect the market price of the common stock.

Minority shareholders of the Company will be unable to affect the outcome of stockholder voting as long as Mr. Lett retains a controlling interest.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only two directors, who are our principal executive officer and secretary. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger Board of Directors that would include some independent members, if ever, there will be limited oversight of our President's decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Our current officers and directors may set salaries and perquisites in the future, which the Company is unable to support with its current assets.

While they are reimbursed for out-of-pocket expenses, our current officers and directors are not taking a salary and perquisites as of December 31, 2015 . They have verbally indicated their willingness to perform their duties without additional compensation, during the development stage. However, there is no written agreement, and the officers and directors may decide to award themselves a salary and other benefits. The Company does not currently generate revenues, and there is no guarantee that they will do so in the near future.  We do not have sufficient funds available to fully implement our current plan of operations and will be unable to support any salaries or other benefits for management, which will cause us to cease operations.

We could face liability and other costs relating to our storage and use of personal information about our users.

Users provide us with personal information, including credit card information, which we do not share without the user's consent. Despite this policy of obtaining consent, however, if third persons were able to penetrate our network security or otherwise misappropriate our users' personal or credit card information, we could be subject to liability, including claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims, and misuses of personal information, such as for unauthorized marketing purposes. Privacy legislation adopted in several states may further increase this type of liability. Furthermore, we could incur additional expenses if additional regulations regarding the use of personal information were introduced or if federal or state agencies were to investigate our privacy practices.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We do not carry business interruption insurance. In addition, we cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies  on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

We do not have "key man" life insurance policies for any of our key personnel. If we were to obtain "key man" insurance for our key personnel, of which there can be no assurance of securing , the amounts of such policies may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

Because we are currently considered a “shell company” within the meaning of Rule 12B-2 pursuant to the Securities Exchange Act of 1934, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

As a result of our classification as a “shell company”, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144 promulgated pursuant to the Securities Act of 1933 so as not to be considered underwriters in connection with the sale of securities until one year from the date that we cease to be a “shell company”.  Additionally, as a result of our classification as a shell company:

-	Investors should consider shares of our common stock to be significantly risky and illiquid investments.
-	We may not register our securities on Form S-8 (an abbreviated form of registration statement).
-	Our ability to attract additional funding to sustain our operations may be limited significantly.

We can provide no assurance or guarantee that we will cease to be a “shell company” and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares.

Risks Associated to our common stock

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"), we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through September 30, 2016, including a Form 10-K for the year ended September 30, 2016, assuming this registration statement is declared effective before that date. At or prior to September 30, 2016, we intend to voluntarily file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on September 30, 2016.   If we do not file a registration statement on Form 8-A at or prior to September 30, 2016, we will continue as a reporting company and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Our common stock is considered "penny stock" and may be difficult to sell.

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be below $5.00 per share and, therefore, may be designated as a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares. In addition, since we will attempt to have our shares of common stock quoted on either the OTC Markets or OTCQB following this Offering, our stockholders may find it difficult to obtain accurate quotations of our common stock and may find few buyers to purchase the stock or a lack of market makers to support the stock price.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock. Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the OTC Markets immediately following the effectiveness of this Registration Statement. The OTC Markets is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTC Markets is not an issuer listing service, market or exchange. Although the OTC Markets does not have any listing requirements per se, to be eligible for quotation on the OTC Markets, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC Markets that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If we are accepted for quotation on the OTC Markets, we intend to apply to be listed on the OTCQB.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares. As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must  have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities (commonly referred to as a penny stock) to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers.  FINRA requirements will make it more difficult for broker-dealers to recommend that their customers buy our common stock when traded, which may have the effect of reducing the level of trading activity and liquidity of our common stock in the future. Further, many brokers charge higher fees for these speculative low-priced securities transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock, if one develops, may be characterized by significant price volatility, and we expect that our share price may be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price  of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert our management's attention and resources.

Certain provisions of Nevada law provide for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and/or directors.

Applicable Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney's fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf. We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification. The indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

We have been advised that, in the opinion of the SEC, indemnification for liabilities occurring pursuant to federal securities laws is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.  In  the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue. The legal process relating to the matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

Our charter contains some anti-takeover provisions that may inhibit a takeover that might benefit you.

The provisions in our Articles of Incorporation relating to delegation to the Board of Directors of rights to determine the terms of preferred stock may have the effect not only of discouraging attempts by others to buy us, but also of making it more difficult or impossible for stockholders to make management changes. The ability of our board of directors to determine the terms of preferred stock, while providing flexibility in connection with possible business purchases and other corporate purposes, could make it more difficult for a third party to secure a majority of our outstanding shares of common stock.

We will incur ongoing costs and expenses for SEC reporting and compliance, without increased revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $19,000 cost of this Registration Statement to be paid from our cash on hand. Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $25,000 annually. Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs. In order for us to remain in compliance, we will require increased revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our officers and directors own 76.3% of the outstanding shares of our common stock. If they choose to sell their shares in the future, it might have an adverse effect on the price of our stock.

Due to the controlling amount of their share ownership in our Company, if our officers and directors decide to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution to the value of their stock. Unless registered in the future, if our officers and directors decide to sell any of their common stock, they will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of directors, officers or affiliates to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to 1% of the outstanding common stock of the issuer.

Our Officers and Directors Currently Own 76.3% Of The Company's Issued and Outstanding Stock.

Presently, the Company's Officers and Directors beneficially own 12,000,000 (76.3%) shares of the outstanding common stock of the Company. Because of such ownership, investors in this Offering will have limited control over matters requiring approval by the Company shareholders, including the election of directors. In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party  to acquire, or from discouraging a third party from attempting to acquire, control of the Company. For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power   to exercise control by the minority shareholders.

Our directors and officers will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our Company, our directors will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. Their interests may differ from the interests of other stockholders, and thus result in corporate decisions that are disadvantageous to other shareholders.

We Are Unlikely To Pay Dividends

To date, we have not paid dividends on our common stock, nor do we intend to pay dividends in the foreseeable future, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely   on an increase in the price of Company stock to profit from his or her investment. There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase. If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

Our  shares may  not  become  eligible to be  traded  electronically  which  would  result in  brokerage  firms being unwilling to trade them.

If we become able to have our shares of common stock listed on the OTC Markets, we will then try, through a broker- dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of a company will not likely be traded.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which this registration statement becomes effective, our reporting obligations under section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this offering. If we have less than 300 record shareholders, and have not filed a registration pursuant to 8A of the Exchange Act, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10 -K for the fiscal year end immediately following this offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year.  If we were to cease reporting, you will not have access to updated information regarding the Company's business, financial condition and results of operation.

The market price of our shares would decline if the selling stockholders sell a large number of shares all at once or in blocks.

The selling stockholders are offering 3,720,000 shares of common stock through this Prospectus. They must sell these shares at a fixed price of $0.02 until such time as they are quoted on the OTC Markets or other quotation system or stock exchange. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may have a depressive effect on the price of our common stock in any market that may develop. If we are accepted for quotation on the OTC Markets, we intend to apply to be listed on the OTCQB.

We are an "emerging growth company" under the JOBS Act of 2012, and we cannot be certain if the reduce d disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 ("JOBS Act"), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes -Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of May 30 of any year.

Summary Financial Information

The summary financial information set forth below is derived from and should be read in conjunction with our financial statements, including the notes to the financial statements, appearing at the end of this prospectus.

	Three Months Ended	Year Ended	From Inception (September 24, 2014) to
	December 31, 2015	September 30, 2015	September 30, 2014
Total revenue	$-	$-	$-
Gross profit	$-	$-	$-
Total operating expenses	$13,826	$47,490	$1,075
Operating loss	$(13,826)	$(47,490)	$(1,075)
Net loss	$(13,826)	$(47,490)	$(1,075)
Net loss per common share: Basic and Diluted	$(0.00)	$(0.00)	$(0.00)
Weighted average number of common shares outstanding: Basic and diluted	15,720,000	14,478,399	5,000,000

Balance Sheet Data:	December 31, 2015	September 30, 2015	September 30, 2014
Cash	$15,907	$27,275	$3,925
Total assets	$16,457	$29,460	$3,925
Total liabilities	$1,648	$825	$-
Stockholders' equity	$14,809	$28,635	$3,925

USE OF PROCEEDS

We are registering a total of 3,720,000 shares of our common stock for sale by selling shareholders. No shares are being registered for sale by the Company. The Company will not receive funds from the sale of shares being offered by selling shareholders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined based on the sales price to the selling security holders. The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.  In determining the offering price, we took into consideration our capital structure.

DILUTION

Not applicable.

SELLING SECURITY HOLDERS

The selling shareholders named in this Prospectus are offering 3,720,000 shares of the common stock offered through this Prospectus.

The following table provides, as of January 31, 2016 , information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	The number of shares owned by each prior to this Offering;
2.	The total number of shares that are to be offered for each;
3.	The total number of shares that will be owned by each upon completion of the Offering;
4.	The percentage owned by each; and
5.	The identity of the beneficial holder of any entity that owns the shares.

Name of Selling Shareholder	Shares Owned Prior To This Offering	Total of Shares Offered For Sale	Total Shares After Offering	Percent Owned After Offering
Andrew Hayes	200,000	200,000	0	0
Christee Lewis	250,000	250,000	0	0
Ebby Ann Gleason	200,000	200,000	0	0
Kirk Hering	200,000	200,000	0	0
Kona Hutch Paogofie	250,000	250,000	0	0
L. Pohai Kealoha Abihai	300,000	300,000	0	0
Mark K. Okamura	100,000	100,000	0	0
Pamela Luepkes	100,000	100,000	0	0
Randall E. Luczak	250,000	250,000	0	0
Tina Alcain	100,000	100,000	0	0
Margie Ann Goodno	50,000	50,000	0	0
Lucky Moses Hookano	100,000	100,000	0	0
Donald Robert Horcher	50,000	50,000	0	0
Scottland A. Hubbard	50,000	50,000	0	0
Joyce Kehoe	120,000	120,000	0	0
Allan L. Leonard	100,000	100,000	0	0
Colleen Leonard	50,000	50,000	0	0
Theron Joseph Marshman	50,000	50,000	0	0
Michael Shan Owen	50,000	50,000	0	0
Clifford Pappas	50,000	50,000	0	0
Michael V. Parsells	50,000	50,000	0	0
Kirsten Sparkman	50,000	50,000	0	0
Melanie Brown	200,000	200,000	0	0
Hillary K. Maley	200,000	200,000	0	0
John Eisenbeisz	200,000	200,000	0	0
Cynthia Moses	200,000	200,000	0	0
Valarie Schooley	200,000	200,000	0	0

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. None of the selling shareholders is a spouse or minor child of another shareholder. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this Prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 15,720,000 shares outstanding as of the date of this prospectus.

To our knowledge, none of the selling shareholders:

1.	Has had a material relationship with the Company or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
2.	Are broker-dealers or affiliates of broker dealers; or
3.	Has ever been an officer or director of Killer Waves Hawaii, Inc.

PLAN OF DISTRIBUTION

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions; or
3.	in any combination of these methods of distribution.

The sales price to the public of $0.02 per share has been determined by the Company based on the price the shares were sold to the selling shareholders. The price of $0.02 per share is a fixed price for the duration of the offering or until the securities are quoted for trading on the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker- dealers. The Company will apply to have its shares of common stock listed on the OTC Markets immediately after the date of this Prospectus. We anticipate once the shares are quoted on the OTC Markets, the selling shareholders will sell their shares directly into any market created.   Selling shareholders will offer their shares at a fixed price  of $0.02 per share for the duration of this Offering or until the securities are listed for trading on the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices.  We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold, and may vary, depending on the broker-dealer's fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by the shareholder. All dealers must deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders are or may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unrestricted shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this Prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company's common shares are quoted for trading on the OTC Markets, the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock". For the purposes relevant to the Company, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The selling shareholders are or may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the selling shareholders are or may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling shareholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this Prospectus.

We are bearing all costs relating to the registration of the common stock. While we have no formal agreement to provide funding with our directors, they have verbally agreed to advance additional funds in order to complete the registration statement process. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

Terms of the Offering

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this prospectus) and continues for a period of 365 days.

Offering Proceeds

We will not receive any proceeds from the sale of any of the 3,720,000 shares by the selling shareholders.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 25,000,000 shares of preferred stock, par value $0.001.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non - cumulative vote per share on all matters on which stockholders may vote. Reference is made to the Company's Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities. There are no provisions in our Articles of Incorporation or by-laws that would have an effect of delaying, deferring or preventing a change in control and that would only operate with respect to an extraordinary corporate transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of your assets, or liquidation.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive   a direct or indirect interest in the Company.

Our audited statements as of and for the period from inception (September 24, 2014) through September 30, 2015 have been included in this Prospectus in reliance on Stevenson & Company CPAs LLC  an independent registered public accountant, 12421 N Florida Ave Ste 113, Tampa, FL 33612 . We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

Parsons/Burnett/Bjordhal/Hume, LLP, 10655 NE 4th St., Suite 801, Bellevue, WA 98004 has passed upon the validity of the Shares being offered and certain other legal matters and is representing us in connection with this Offering.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

Killer Waves Hawai’i, Inc. was incorporated in the State of Nevada on September 24, 2014. Our fiscal year end is September 30. The company's administrative address is PO Box 731, Lawai, HI 96765. The telephone number is 808-635-0074.

Killer Waves Hawai’i has no revenues and had a net loss of $13,826 , $47,490 and $1,075 for the three months ended December 31, 2015 , for the year ended September 30, 2015, and for the period since inception (September 24, 2014) to September 30, 2014 and had $15,907 , $27,275 and $3,925 of cash on hand at December 31, 2015 , September 30, 2015 and September 30, 2014, respectively.  We have relied upon the sale of our securities to investors and corporate officers and directors for funding.

Killer Waves Hawai’i has no revenues and had a net loss of $47,490 and $1,075 for the year ended September 30, 2015 and for the period since inception (September 24, 2014) to September 30, 2014 and had $27,275 and $3,925 of cash on hand at September 30, 2015 and September 30, 2014, respectively.  We have relied upon the sale of our securities to investors and corporate officers and directors for funding.

Killer Waves Hawai’i has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding. Killer Waves, its directors, officers, affiliates and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Principal Products, Services and Their Markets

Killer Waves Hawai’i will provide a Hawaiian-themed water park for visitors and local residents, starting in the Hawaiian islands on Kauai and Maui, and expanding to Seattle, WA, Portland, OR, San Francisco, CA, Los Angeles, CA and San Diego, CA. Additional services will include retail sales, bars and restaurants, and hosting events. Waterpark features will include pool areas, rides, a surfing machine, family entertainment, a fast food and beverage outlet, a full-service restaurant, and retail store. In November 2014, a feasibility study determining market demand and financial feasibility for Kauai and Maui outdoor waterparks was completed.   It was recommended that a larger park than originally planned be built to accommodate the local population as well as visitors to the islands.  Because the park location is on an island and cannot sustain operations with only local business, a larger park will appeal to visitors, but will also cost more to build, manage and maintain.

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to federal regulation, but we are required by state regulation to be inspected every six months by a representative from the Hawai’i Department of Labor and Industrial Relations - Division of Occupational Safety and Health Standards. Certificate of inspection is attached to rides after each inspection. (http://labor.hawaii.gov/hiosh/boilers-elevators-amusement-rides).

Number of Employees

Killer Waves Hawai’i currently has no employees, but we may retain the services of independent  contractors. The officers and director are largely donating their time to the development of the company, and intend to do whatever work is necessary to bring us to viability. We have no other employees, but do foresee hiring additional customer service contractors as the company expands into other markets.

Plan of Operation

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses. This is because we have generated limited revenues and have limited operating history. There is no assurance we will ever reach this point. Accordingly, we must raise sufficient capital from sources. Our only other source for cash at this time is investments by others. We must raise sufficient cash to stay in business. In response to these problems, management intends to raise additional funds through public or private placement offerings.

Killer Waves Hawai’i is a development stage company that has limited operations, limited revenue, limited financial backing and limited assets. Our plan is to further develop a plan to secure the land where the park will be constructed and meet with waterpark designers in order to achieve these aims. Over the next twelve months, our plan is to continue our search for the site the waterpark will be built on.  To build the waterpark, we require at least twenty acres to accommodate the project, landscaping, future expansion and parking.  And additional acreage may be necessary if solar energy is used as part of the power source for the park.  The development budget is approximately twenty to twenty-five million dollars, and does not include the cost to lease the land, which is unknown at this time.  If we secure additional investments from others, and if the funds we raise are sufficient to lease the land for the waterpark and have preliminary designs created, officers will meet with waterpark designers and engineers to develop a unique, Hawaii-themed facility with a variety of activities, such as pools, slides, and other waterpark attractions.  In addition to the rides, there will be a restaurant, cabanas, dressing rooms, maintenance buildings and restrooms, all of which require designing.  Additional funding will be required for us to reach the next phase of this project. After the design, planning and engineering phases, the manufacturing of the rides and facility will commence. A significant portion of our overall buget will be dedicated to construction cots, specifics of which are unknown at this time..  Even if we are able to raise sufficient funds to complete construction, we may still need additional funding beyond the projected budget to start operating and paying employees  to manage the waterpark, supply retail items for the store, food and beverages for the restaurant, as well as unforeseen contingencies.

If we become a public entity, subject to the reporting requirements of the Exchange Act, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these accounting, legal and other professional costs would be a minimum of $20,000 in the next year and will be higher, in the following years, if our business volume and activity increases. Increased business activity could greatly increase our professional fees for reporting requirements and this could have a significant impact on future operating costs. The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

At present, we only have enough cash on hand to fund the completion of our Offering. In order to proceed with our business plan, we will have to find alternative sources of funds, like a second public offering, a private placement of securities, or loans from our officers or third parties (such as banks or other institutional lenders). Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either money that we raise from our equity, or possible alternative sources, then we may be unable to continue to maintain, develop or expand our operations.

We have no plans to undertake any product research and development during the next 12 months.

Reports to Security Holders

Once this Offering is declared effective, Killer Waves Hawai’i will voluntarily make available an annual report including audited financials on Form 10-K to security holders. We will file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports and other electronic information regarding Killer Waves Hawaii and filed with the SEC at http://www.sec.gov.

DESCRIPTION OF PROPERTY

Killer Waves' principal business and corporate address is PO Box 731, Lawai, HI 96765; the telephone number is 808- 635-0074. Our principal place of business is an office in the residence of our President, and is provided to the Company at no cost. We have no intention of finding, in the near future, another office space to rent during the development stage of the company.

Killer Waves Hawai’i does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Of the 15,720,000 shares of common stock outstanding as of January 31, 2016 , 12,000,000 were owned by Mr. Lett and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have Twenty-eight (28) stockholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future. The Company's Board of Directors currently plans to retain earnings for the development and expansion of the Company's business. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

After the date this Prospectus is declared effective, 12,000,000 of our outstanding shares of common stock will be "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has continuously owned shares for a six month holding period securities may sell the shares, provided the Company is current in its reporting obligations under the Exchange Act. The shares owned by our officers and directors are considered control securities for the purpose of Rule 144. As such, officers, directors and affiliates are subject to certain manner of resale provisions, including an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock. Our officers and directors own 12,000,000 restricted shares, or 76.3% of the outstanding common stock. When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company's common stock in any market that might develop.

Rule 144 is not available for either a reporting or non-reporting shell company unless the Company: (1) has ceased to be a shell company; (2) is subject to the Exchange Act reporting obligations; (3) has filed all required Exchange Act reports during the preceding twelve months; and (4) at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Transfer Agent

Our transfer agent is ClearTrust, LLC, 16540 Pointe Village Dr, Suite 210, Lutz, FL 33558.

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	Three Months Ended	Year Ended	From Inception (September 24, 2014) to
	December 31, 2015	September 30, 2015	September 30, 2014
Total revenue	$-	$-	$-
Gross profit	$-	$-	$-
Total operating expenses	$13,826	$47,490	$1,075
Operating loss	$(13,826)	$(47,490)	$(1,075)
Net loss	$(13,826)	$(47,490)	$(1,075)
Net loss per common share: Basic and Diluted	$(0.00)	$(0.00)	$(0.00)
Weighted average number of common shares outstanding: Basic and diluted	15,720,000	14,478,399	5,000,000

	Three Months Ended	Year Ended	From Inception (September 24, 2014) to
	December 31, 2015	September 30, 2015	September 30, 2014
Cash used in operating activities	$(11,368)	$(48,850)	$(1,075)
Cash provided by financing activities	$-	$72,200	$5,000
Cash and cash equivalents end of period	$15,907	$27,275	$3,925

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Killer Waves Hawaii, Inc.

Going Concern

We have a history of operating losses, as we have focused our efforts on raising capital and building our services. The report of our independent auditors issued on our financial statements as of and for the year ended September 30, 2015, expresses substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our obtaining additional adequate capital to fund additional operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations

Results of Operations

We have generated no revenues since inception and have incurred $13,826, $47,490 and $1,075 in expenses, for the three months ended December 31, 2015, the year ended September 30, 2015, and the period from inception (September 24, 2014) to September 30,  2014, respectively.

The following table provides selected financial data about our company as of December 31, 2015 , September 30, 2015 and September 30, 2014.

Balance Sheet Data:	December 31, 2015	September 30, 2015	September 30, 2014
Cash	$15,907	$27,275	$3,925
Total assets	$16,457	$29,460	$3,925
Total liabilities	$1,648	$825	$-
Stockholders' equity	$14,809	$28,635	$3,925

Our decrease in cash of $11,368 can be due to operating loss of $13,826. Our liabilities increased $823 due to an increase in accounts payable.

The following summary of our results of operations, for the three months ended December 31, 2015 , the year ended September 30, 2015 and the period from inception (September 24, 2014) to September 30, 2014, should be read in conjunction with our financial statements, as included at the end of this Prospectus.

	Three Months Ended	Year Ended	From Inception (September 24, 2014) to
	December 31, 2015	September 30, 2015	September 30, 2014
Revenue	$-	$-	$-
Operating Expenses
Selling, general and administrative	33	3,192	-
Professional fees	13,793	44,298	1,075
Total Operating expenses	13,826	47,490	1,075
Operating loss	(13,826)	(47,490)	(1,075)
Provision for income tax	-	-	-
Net Loss	$(13,826)	$(47,490)	$(1,075)

Revenue

We earned no revenues since from inception (September 24, 2014) through December 31, 2015.  We have not yet commenced business operations.

Expenses

Operating expenses for the three months ended December 31, 2015 , the year ended September 30, 2015 and from inception (September 24, 2014) through September 30, 2014, was $13,826 , $47,490 and $1,075, respectively, comprised of $13,793 , $44,298 and $1,075 for professional fees and $33 , $3,192 and $0 for selling, general, and administrative fees, respectively. Our professional fees are our legal, accounting and other miscellaneous fees that are primarily relate to the costs of forming our company and filing this registration statement.

Our selling, general and administrative expenses are comprised of the following accounts and amounts.

	Three Months Ended	Year Ended	From Inception (September 24, 2014) to
	December 31, 2015	September 30, 2015	September 30, 2014
Bank service charges	$33	$77	$-
Conference fee	-	528	-
Travel expense	-	2,587	-
Total	$33	$3,192	$-

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us on which to base an evaluation of our performance.   We are a development stage company and have not yet commenced business operations or generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our rebranding efforts, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we only have enough cash on hand to cover the completion of our Offering.

If we do not raise or generate revenues sufficient to cover professional fees, estimated to be $25,000 for the next 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTC Markets quotation, nor would we be able to maintain our listing, if accepted on the OTCQB.

While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Killer Waves. During the next year of operations, our officers and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash from either our revenues or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months. There are also no plans or expectations to acquire or sell any plant or plant equipment in the next year of operations.

Critical Accounting Policies

We prepare our financial statements in conformity with GAAP, which requires management to make certain estimates and assumptions and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the financial statements are prepared and actual results could differ from our estimates and such differences could be material. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance in the presentation of our condensed financial statements. Due to the need to make estimates about the effect of matters that are inherently uncertain, materially different amounts could be reported under different conditions or using different assumptions. On a regular basis, we review our critical accounting policies and how they are applied in the preparation our condensed financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Changes in our Certifying Accountant

Previous independent registered public accounting firm

On June 22, 2015, Killer Waves Hawai’i, Inc. ("the Company") was notified of the resignation of its independent public accounting firm, DKM Certified Public Accountants ("DKM") effective that date. The Company's Board of Directors accepted the resignation of DKM upon receipt of the notification and retained a new independent accounting firm.

New independent registered public accounting firm

On June 30, 2015 (the “Engagement Date”), the Company engaged Stevenson & Company CPAs LLC (“S&CO”) as its independent registered public accounting firm for the Company’s fiscal year ended September 30, 2015. The decision to engage S&CO as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the period of Inception (September 24, 2014) and through the most recent fiscal year and through the Engagement Date, the Company did not consult with S&CO regarding either: (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that S&CO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto)  or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

On December 3, 2015, the Company engaged S&CO to reaudit from inception (September 24, 2014) to September 30, 2014. The Company has removed reference to DKM's consent on exhibit 23.1, as it can no longer practice before the Securities Exchange Commission ("SEC").

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable to smaller reporting companies.

DIRECTORS AND EXECUTIVE OFFICERS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is appointed by the board of directors (the "Board") to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board  has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Gordon Lett	52	President, Chief Executive Officer (CEO), Chief Financial Officer (CFO), Treasurer, and Director
PO Box 731
Lawai, HI 96765

Marian Prosser	54	Secretary and Director
PO Box 731
Lawai, HI 96765

Gordon Lett has held the positions of President, CEO, CFO, Treasurer, and Director since inception on September 24, 2014, and position as secretary from September 24, 2014 to December 1, 2014. Marian Prosser held the positions of secretary and Director since December 1, 2014. The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders. The officers and directors set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Gordon Lett, the President and Director of the Company, currently devotes up to 30 hours per week to Company matters.  Marian Prosser, our Secretary and Director, currently devotes up to 30 hours per week to Company matters.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officers and Directors

Gordon Lett

Mr. Lett graduated with an Associate of Arts Degree in 1983 from Valencia Community College in Orlando, Florida. He holds a brokers real estate license with the state of Hawai’i, and for the last 14 years Mr. Lett has been working as a sales executive for the Marriott World Wide Vacations division on Kauai.  Mr. Lett is currently the President of Killer Waves Hawai’i Inc., incorporated in Hawaii. Mr. Lett’s extensive experience with the vacation industry qualifies him as a member of the Board of Directors.

Marian Prosser

Ms. Prosser is a native of the Colorado Rocky Mountains. She minored in Journalism, Landscape Architecture and Psychology at the University of Colorado, Boulder, then rounded out the quad with Wellness and Fitness Program Design, and was licensed to touch in 1985 through Florida School of Massage in Gainesville, Florida.  Marian had a private bodywork practice for 25 years, does Disaster Recovery for Department of Homeland Security, is a homemaker and tends a three and half-acre farm on Maui, with her husband.  She is the Secretary for Killer Waves Hawai’i, Inc. The Company believes that Ms. Prosser’s local area knowledge will be a benefit to the Board of Directors.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former directors or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding   or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, directors of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

During the period from inception (September 24, 2014) to year ended September 30, 2015, no compensation has been accrued by or paid to

(i)	any individual serving as Killer Waves' principal executive officer or acting in a similar capacity during the period ("PEO"), regardless of compensation level;
(ii)	Killer Waves' two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and
(iii)	up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of Killer Waves Hawaii at the end of the period.

The following table sets forth for the fiscal year ended September 30, 2015, the compensation awarded to, paid to, or earned by, our officers and directors.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gordon Lett, President, CEO, CFO, Treasurer, Director	2015	0	0	0	0	0	0	0	0
	2014	0	0	0	0	0	0	0	0
Marian Prosser, Secretary, Director	2015	0	0	0	0	0	0	0	0
	2014	0	0	0	0	0	0	0	0

Currently, none of our officers and/or directors is being compensated for their services during the development stage of our business operations, and are not considered to be employees of the Company. No other compensation has been or is planned to be paid.

We have not paid any salaries for the fiscal years ended September 30, 2015 and 2014. We will not begin paying salaries until we have adequate funds to do so.

The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception. We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer's responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so. The officers are not considered to be employees.

Compensation of Directors

Our directors have not received any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments. During the year ended September 30, 2015, there were no other arrangements between us and our directors that resulted in our making payments to our directors for any services provided to us by them as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Common	Gordon Lett PO Box 731 Lawai, HI 96765	12,000,000	76.3%
Common	Marian Prosser PO Box 731 Lawai, HI 96765	-0-	0%
Common	Directors and Officers as a Group (2 individuals)	12,000,000	76.3%

(1)	The persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.
(2)	Each shareholder owns his or her shares directly.
(3)	Based on 15,720,000 shares issued and outstanding as of January 31, 2016 .

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

On September 24 and October 17, 2014, 5,000,000 and 7,000,000 shares of Killer Waves' common stock, respectively, were issued to Gordon Lett, an officer and director of the Company, at the price of $0.001 and $0.005 per share, respectively (a total of 12,000,000 shares of common stock and $40,000).

Mr. Lett is our founder and therefore may be considered a promoter, as that term is defined in Rule 405 of Regulation C.

Other

The controlling shareholders, our officers and directors, have indicated that they have considered funding continuing operations during the development stage; however there is no written commitment to this effect and as of this filing no funds have been provided.  The Company is dependent upon the continued support.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the management of the Company to use at no charge.

Directors Independence

Our Board of Directors has determined that it does not have a member that is "independent" as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Company's Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or directors is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or directors is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

FINANCIAL STATEMENTS

The following financial statements are included herewith

•	Unaudited Interim Financial Statements for the three months ended December 31, 2015

•	Audited Financial Statements for the period from Inception (September 24, 2014) to the period ended September 30, 2015

KILLER WAVES HAWAII, INC
Interim Financial Statements
For the Three-Month Period Ended December 31, 2015
(Unaudited)

KILLER WAVES HAWAII, INC
Balance Sheets

	December 31,	September 30,
	2015	2015
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$15,907	$27,275
Prepaid legal fees	550	2,185
Total Current Assets	16,457	29,460

TOTAL ASSETS	$16,457	$29,460

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$1,648	$825
Total Current Liabilities	1,648	825

TOTAL LIABILITIES	1,648	825

Stockholders' Equity
Preferred stock: 25,000,000 authorized; $0.001 par value no shares issued and outstanding	-	-
Common stock: 100,000,000 authorized; $0.001 par value 15,720,000 shares issued and outstanding	15,720	15,720
Additional paid in capital	61,480	61,480
Accumulated deficit	(62,391)	(48,565)
Total Stockholder’s Equity	14,809	28,635

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$16,457	$29,460

The accompanying notes are an integral part of these financial statements.

KILLER WAVES HAWAII, INC
Statements of Operations
(Unaudited)

	Three Months Ended
	December 31,
	2015	2014

Revenues	$-	$-

Operating Expenses
Selling, general and administrative	33	3,133
Professional fees	13,793	41,973
Total operating expenses	13,826	45,106

Net loss	$(13,826)	$(45,106)

Basic and dilutive loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	15,720,000	10,952,350

The accompanying notes are an integral part of these financial statements.

KILLER WAVES HAWAII, INC
Statement of Cash Flows
(Unaudited)

	Three Months Ended
	December 31,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,826)	$(45,106)

Changes in operating assets and liabilities:
Prepaid expenses	1,635	-
Accounts payable	823	11,633
Net Cash Used in Operating Activities	(11,368)	(33,473)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net Cash (Used in) Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock	-	62,200
Net Cash Provided By Financing Activities	-	62,200

Net increase in cash and cash equivalents	(11,368)	28,727
Cash and cash equivalents, beginning of period	27,275	3,925
Cash and cash equivalents, end of period	$15,907	$32,652

Supplemental cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

KILLER WAVES HAWAII, INC
Notes to the Financial Statements
December 31, 2015
(Unaudited)

NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

Killer Waves, Inc (the “Company”) is a Nevada corporation incorporated on September 24, 2014.  It is based in Lawai, Hawaii. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is September 30.

Killer Waves intends to develop and operate water parks and wave pools in Hawaii. To date, the Company’s activities have been limited to its formation and the raising of equity capital.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Regulation S-X.  Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the financial statements presented not misleading.  The results of operations for such interim periods are not necessarily indicative of operations for a full year.

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.
Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $15,907 and $27,275 in cash and cash equivalents at December 31, 2015 and September 30, 2015, respectively.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260, “Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic earnings per share, for the three months ended December 31, 2015 and 2014:

	Three Months Ended
	December 31,
	2015	2014
Net loss	$(13,826)	$(45,106)

Weighted average common shares issued and outstanding (Basic and Diluted)	15,720,000	10,952,350

Net loss per share, Basic and Diluted	$(0.00)	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables that it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2015.  The carrying values of our financial instruments, including, cash and cash equivalents, and accounts payable and accrued expenses, approximate their fair values due to the short-term maturities of these financial instruments.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets, liabilities, the carry forward of operating losses and tax credits, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

Share-based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

No stock-based compensations costs were incurred for the period ended December 31, 2015.

Commitments and Contingencies

The Company follows ASC 450-20, “Loss Contingencies,” to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of December 31, 2015.

Revenue Recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605,“Revenue Recognition.” No revenue has been recognized since inception. However, the Company will recognize revenue only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

NOTE 3 -GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of December 31, 2015, the Company has a loss from operations of $13,826, an accumulated deficit of $62,391 and has earned no revenues since inception. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ended September 30, 2016.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 -   EQUITY

Preferred Stock

The Company has authorized 25,000,000 preferred shares with a par value of $0.001 per share. The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

There were no preferred shares issued and outstanding as of December 31, 2015.

Common Stock

The Company has authorized 100,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

As of December 31, 2015 and September 30, 2015, the Company has 15,720,000 common shares of common stock issued and outstanding, respectively.  The Company has no stock option plan, warrants or other dilutive securities.

NOTE 5 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued. Based on our evaluation no other events have occurred that require disclosure.

KILLER WAVES HAWAII, INC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AND
 FINANCIAL STATEMENTS

September 24, 2014 (Inception) through September 30, 2015

STEVENSON & COMPANY CPAS LLC A PCAOB Registered Accounting Firm	12421 N Florida Ave. Suite.113 Tampa, FL 33612 {813)443-0619

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Killer Waves Hawaii, Inc.

We have audited the accompanying balance sheet of Killer Waves Hawaii, Inc. as of September 30, 2015 and 2014, and the related statement of operations, stockholders’ deficiency, and cash flows for the year ended September 30, 2015 and for the period from inception (September 24, 2014) to September 30, 2014.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of  Killer Waves Hawaii, Inc. as of September 30, 2015 and 2014, and the results of its operations and its cash flows for the year ended September 30, 2015  and for the period from inception (September 24, 2014 ) through September 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stevenson & Company CPAS LLC
Stevenson & Company CPAS LLC
Tampa, Florida
December 30, 2015

PCAOB Registered
AICPA Member

KILLER WAVES HAWAII, INC
Balance Sheets

	September 30,	September 30,
	2015	2014

ASSETS
Current Assets
Cash and cash equivalents	$27,275	$3,925
Prepaid legal fees	2,185	-
Total Current Assets	29,460	3,925

TOTAL ASSETS	$29,460	$3,925

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$825	$-
Total Current Liabilities	825	-

TOTAL LIABILITIES	825	-

Stockholders' Equity
Preferred stock: 25,000,000 authorized; $0.001 par value 0 shares issued and outstanding	-	-
Common stock: 100,000,000 authorized; $0.001 par value 15,720,000 and 5,000,000 shares issued and outstanding, respectively	15,720	5,000
Additional paid in capital	61,480	-
Accumulated deficit	(48,565)	(1,075)
Total Stockholder’s Equity	28,635	3,925

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$29,460	$3,925

The accompanying notes are an integral part of these financial statements.

KILLER WAVES HAWAII, INC
Statements of Operations

		September 24, 2014
	Year Ended	(Inception) to
	September 30,	September 30,
	2015	2014

Revenues	$-	$-

Operating Expenses
Selling, general and administrative	3,192	-
Professional fees	44,298	1,075
Total operating expenses	47,490	1,075

Net loss	$(47,490)	$(1,075)

Basic and dilutive loss per share	$(0.00)	$(0.00)

Weighted average number of shares outstanding	14,478,399	5,000,000

The accompanying notes are an integral part of these financial statements.

KILLER WAVES HAWAII, INC
Statement of Changes in Stockholders’ Equity
For the period September 24, 2014 (date of inception) through September 30, 2015

					Additional
	Preferred Stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, September 24, 2014 ( Inception)	-	$-	-	$-	$-	$-	$-

Stock issued for cash at $0.005 per share			5,000,000	5,000			5,000
Net loss						(1,075)	(1,075)
Balance, September 30, 2014	-	$-	5,000,000	$5,000	$-	$(1,075)	$3,925

Stock issued for cash at $0.005 per share			7,000,000	7,000	28,000		35,000
Stock issued for cash at $0.01 per share			3,720,000	3,720	33,480		37,200
Net loss						(47,490)	(47,490)
Balance, September 30, 2015	-	$-	15,720,000	$15,720	$61,480	$(48,565)	$28,635

The accompanying notes are an integral part of these financial statements.

KILLER WAVES HAWAII, INC
Statements of Cash Flows

		September 24, 2014
	Year Ended	(Inception) to
	September 30,	September 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(47,490)	$(1,075)

Changes in operating assets and liabilities:
Prepaid expenses	(2,185)	-
Accounts payable	825	-
Net Cash Used in Operating Activities	(48,850)	(1,075)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net Cash (Used in) Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock	72,200	5,000
Net Cash Provided By Financing Activities	72,200	5,000

Net increase in cash and cash equivalents	23,350	3,925
Cash and cash equivalents, beginning of period	3,925	-
Cash and cash equivalents, end of period	$27,275	$3,925

Supplemental cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

KILLER WAVES HAWAII, INC
Notes to the Audited Financial Statements
September 30, 2015 and 2014

NOTE 1 -   ORGANIZATION AND DESCRIPTION OF BUSINESS

Killer Waves, Inc (the “Company”) is a Nevada corporation incorporated on September 24, 2014.  It is based in Lawai, Hawaii. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is September 30.

Killer Waves intends to develop and operate water parks and wave pools in Hawaii. To date, the Company’s activities have been limited to its formation and the raising of equity capital.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.
Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $27,275 and $3,925 in cash and cash equivalents at September 30, 2015 and 2014, respectively.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260, “Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic earnings per share, for the year ended September 30, 2015 and the period from September 24, 2014 (inception) to September 30, 2014:

		September 24, 2014
	Year Ended	(Inception) to
	September 30, 2015	September 30, 2014
Net loss	$(47,490)	$(1,075)

Weighted average common shares issued and outstanding (Basic and Diluted)	14,478,399	5,000,000

Net loss per share, Basic and Diluted	$(0.00)	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables that it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2015.  The carrying values of our financial instruments, including, cash and cash equivalents; prepaid legal fees; accounts payable and accrued expenses; and loans and notes payable approximate their fair values due to the short-term maturities of these financial instruments.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets, liabilities, the carry forward of operating losses and tax credits, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

Share-based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

No stock-based compensations costs were incurred for the period ending September 30, 2015 and 2014.

Advertising Costs

The Company follows ASC 720, “Advertising Costs,” and expenses costs as incurred.  No advertising costs were incurred for the period ending September 30, 2015 and 2014.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Commitments and Contingencies

The Company follows ASC 450-20, “Loss Contingencies,” to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of September 30, 2015 and 2014.

Revenue Recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605,“Revenue Recognition.” No revenue has been recognized since inception. However, the Company will recognize revenue only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of September 30, 2015, the Company has a loss from operations of $47,490, an accumulated deficit of $48,565 and has earned no revenues since inception. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending September 30, 2016.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - EQUITY

Preferred Stock

The Company has authorized 25,000,000 preferred shares with a par value of $0.001 per share. The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

There were no preferred shares issued and outstanding as of September 30, 2015.

Common Stock

The Company has authorized 100,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Since inception (September 24, 2014) to September 30, 2015, the Company has issued a total of 15,720,000 common shares for cash of $77,200, as follows:

•	On September 24, 2014, the Company issued to its founder 5,000,000 shares of common stock at $0.001 per share for $5,000.
•	On October 17, 2014, the Company issued to its founder 7,000,000 shares of common stock at $0.005 per share for $35,000.
•	On December 24, 2014, the Company issued to unaffiliated investors, 1,950,000 shares of common stock at $0.01 per share for $19,500.
•	During January 2015, the Company issued to unaffiliated investors, 1,770,000 shares of common stock at $0.01 per share for $17,700.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 5 - PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

	September 30, 2015	September 30, 2014
Income tax expense at statutory rate	$(16,146)	$(366)
Valuation allowance	16,146	366
Income tax expense per books	$-	$-

Net deferred tax assets consist of the following components as of:

	September 30, 2015	September 30, 2014
NOL carry forward	$16,512	$366
Valuation allowance	(16,512)	(366)
Net deferred tax asset	$-	$-

Utilization of the NOL carry forwards, of approximately $48,565 for federal income tax reporting purposes, may be subject to an annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). These ownership changes may limit the amount of the NOL carry forwards that can be utilized annually to offset future taxable income and tax, respectively.  In general, an "ownership change" as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders.

NOTE 6 - RELATED PARTY TRANSACTIONS

Equity

On September 24, 2014 and October 17, 2014, the Company issued 5,000,000 and 7,000,000 shares of its common stock to an officer at $0.001 and $0.005 per share, respectively, for total proceeds of $40,000.

Other

The controlling shareholder has pledged his support to fund continuing operations during the development stage; however, there is no written commitment to this effect.  The Company is dependent upon the continued support.

The officer and director of the Company may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company had no commitments or contingencies as of September 30, 2015.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued. Based on our evaluation no other events have occurred that require disclosure.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

Legal and SEC filing fees	$10,000
Accounting	7,500
Transfer Agent fees	1,000
Miscellaneous	500
TOTAL	$19,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or directors is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or directors is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, we shall indemnify any director, officer and employee as follows: Every director, officer, or employee of the Company shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty  of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when our Board of Directors approves such settlement and reimbursement as being for the best interests of the Company. We shall provide to any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

Officers and directors purchased 5,000,000 shares and 7,000,000 shares of our common stock on September 24 and October 17, 2014, respectively, for a total of $40,000 cash. These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933. These securities were issued to the founders of the Company and bear a restrictive legend. No written agreement was entered into regarding the sale of stock to the Company's founders.

Twenty seven (27) unaffiliated private investors purchased 3,720,000 shares of common stock for $37,200, during December 2014 and January 2015, under an offering exempt from registration under the Securities Act of 1933, as provided in Rule 506 of Regulation D as promulgated by the SEC. This offering met the requirements of Rule 506 in that (a) the Shares were sold to accredited investors or not more than 35 unaccredited investors; (b) the disclosure requirements of Rule 502(b) were met; and (c) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are included with this registration statement filing:

Exhibit No.	Description	Incorporated by Reference to
3.1	Articles of Incorporation	Exhibit 3.1 to S-1 filed on November 3, 2015
3.2	Bylaws	Exhibit 3.2 to S-1 filed on November 3, 2015
5.1	Opinion re: Legality	Exhibit 5 to S-1 filed on November 3, 2015
16.1	Letter from DKM Certified Public Accountants	Exhibit 16.1 to S-1 filed on November 3, 2015
23.1	Removed	Not applicable
23.2*	Consent of Stevenson & Compnay CPAs LLC
23.3	Consent of Counsel (See Exhibit 5)	Exhibit 5 to S-1 filed on November 3, 2015

* Filed herein

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii.	To reflect in each prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.	Each prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a directors, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such directors, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lawai, Hawai’i, on February 17, 2016 .

KILLER WAVES HAWAI’I, INC., Registrant
/s/ Gordon Lett
Gordon Lett President (Principal Executive Officer), Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer, and Member of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

/s/ Gordon Lett	Date: February 17, 2016
Gordon Lett
President (Principal Executive Officer), Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer and Member of the Board of Directors

/s/ Marian Prosser	Date: February 17, 2016
Marian Prosser
Secretary and Member of the Board of Directors